Exhibit 99.1

FOR IMMEDIATE RELEASE

June 24, 2026

Morgan Stanley Announces a Dividend Increase of 15 Cents to $1.15 Per Share and the Reauthorization of a $20 Billion Multi-Year Common Equity Share Repurchase Program

NEW YORK - Morgan Stanley (NYSE: MS) announced that it will increase its quarterly common stock dividend to $1.15 per share from the current $1.00 per share, beginning with the common stock dividend expected to be declared by the Firm’s Board of Directors in the third quarter of 2026.

In addition, the Firm’s Board of Directors reauthorized a multi-year common equity share repurchase program of up to $20 billion, without a set expiration date, beginning in the third quarter of 2026. The share repurchases will be exercised from time to time at prices the Firm deems appropriate, subject to various considerations, including current market conditions, the Firm’s capital position and future economic and earnings outlook.

Ted Pick, Chairman and Chief Executive Officer of Morgan Stanley, said, “We have a globally scaled business that supports the Firm’s durable returns and strong capital position. Our financial strength gives us ongoing flexibility to invest in growth opportunities across the Integrated Firm while increasing the return of capital to shareholders.”

On June 24, 2026, the Board of Governors of the Federal Reserve System released its CCAR 2026 results which do not impact the Firm’s Stress Capital Buffer (SCB) requirement. On February 4, 2026, the Federal Reserve announced that it expects the Firm will continue to be subject to its current SCB requirement of 4.3% until October 1, 2027, at which time a new SCB requirement may apply based on the results of the supervisory stress test conducted in 2027. Together with other features of the regulatory capital framework, this SCB results in an aggregate U.S. Basel III Standardized Approach Common Equity Tier 1 (CET1) ratio of 11.8%. The Firm’s U.S. Basel III Standardized Approach CET1 ratio was 15.1% as of March 31, 2026.

Morgan Stanley is a leading global financial services firm providing a wide range of investment banking, securities, wealth management and investment management services. With offices in 42 countries, the Firm’s employees serve clients worldwide including corporations, governments, institutions and individuals. For further information about Morgan Stanley, please visit www.morganstanley.com.

Forward-Looking Statements

This Release contains forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made, which reflect management’s current estimates, projections, expectations, assumptions, interpretations or beliefs of Morgan Stanley’s future results, regulatory capital levels and future capital actions, including common stock dividends and common equity share repurchases, and which are subject to risks and uncertainties that may cause actual results to differ materially. Morgan Stanley does not undertake to update the forward-looking statements to reflect the impact of circumstances or events that may arise after the date of forward-looking statements. For a discussion of additional risks and uncertainties that may affect the future results, regulatory capital levels and future capital actions of Morgan Stanley, please see “Forward-Looking Statements” preceding Part I, Item 1, “Competition” and “Supervision and Regulation” in Part I, Item 1, “Risk Factors” in Part I, Item 1A, “Legal Proceedings” in Part I, Item 3, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part II, Item 7 and “Quantitative and Qualitative Disclosures about Risk” in Part II, Item 7A, in Morgan Stanley’s Annual Report on Form 10-K for the year ended December 31, 2025 and other items throughout the Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including any amendments thereto.

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Media Relations: Wesley McDade, 212.761.2430	Investor Relations: Leslie Bazos, 212.761.5352